THIRD AMENDMENT
TO
EMPLOYMENT AGREEMENT
This Third Amendment to Employment Agreement (“Third Amendment”) dated as of August 13, 2019 is made and entered into by and between Mercury Systems, Inc., a Massachusetts corporation (the “Company”), and Mark Aslett (the “Executive”).
WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of November 19, 2007, as amended (the “Employment Agreement”); and
WHEREAS, the parties hereto desire to amend the Employment Agreement based on the Company’s market analysis for Chief Executive Officer severance benefits; and
WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Executive agree as follows:

1.	Section 5(b)(i) of the Employment Agreement is amended by deleting said section and substituting therefor the following:

“(i) the Company shall pay the Executive an amount equal to the sum of (x) 1.5 times the Executive’s annual Base Salary and (y) the Executive’s Target Bonus Amount (the “Severance Amount”). The Severance Amount shall be paid out on a salary continuation basis in equal installments over an 18-month period beginning with the first payroll date that occurs 30 days after the Date of Termination. Solely for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), each installment payment is considered a separate payment. Notwithstanding the foregoing, if the Executive breaches any of the provisions contained in the Non-Competition Agreement or Section 6 of this Agreement, all payments of the Severance Amount shall immediately cease. For purposes of this Section 5(b)(i), “Target Bonus Amount” shall mean the aggregate amount of the target annual bonuses set forth in writing and available to the Executive under the Bonus Plans. For the avoidance of doubt, the parties acknowledge and agree that (1) the Target Bonus Amount does not include any “over-achievement” awards under the Bonus Plans, and (2) the Bonus Plans, and not this Agreement, shall govern the payment of any amounts previously earned under the Bonus Plans that are payable on a delayed, multi-year basis following the performance periods during which such amounts were earned; and”

2.	Section 5(b)(iv) of the Employment Agreement is amended by deleting said section and substituting therefor the following:

“subject to the Executive’s copayment of premium amounts at the active employees’ rate, the Executive shall continue to participate in the Company’s group health, dental and vision programs until the earlier of 24 months after the Date of Termination or until the Executive obtains benefits from another employer; provided, however, that the continuation of benefits under this Section shall reduce and count against the Executive’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).”

3.	A new Section 5(b)(vi) is added with the following:

“the Company shall pay the cost of providing the Executive with outplacement services up to a maximum of $45,000, provided that (i) the Executive begins to utilize such services within six months following the Date of Termination and (ii) such services are provided by an outplacement provider approved by the Company (which approval shall not be unreasonably withheld, delayed or conditioned). Such payment shall be made by the Company directly to the service provider promptly following the provision of such services and the presentation to the Company of documentation of the provision of such services.”

4.
All other provisions of the Employment Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.

5.	The validity, interpretation, construction, and performance of this Third Amendment shall be governed by the laws of The Commonwealth of Massachusetts.

6.	This Third Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned officer, on behalf of Mercury Systems, Inc., and the Executive have hereunto set their hands as an agreement under seal, all as of the date first above written.

MERCURY SYSTEMS, INC.

By: /s/ Emma Woodthorpe
Name: Emma Woodthorpe
Title: Senior Vice President, Chief Human Resources Officer

EXECUTIVE

/s/ Mark Aslett
Mark Aslett